Exhibit 10.6
Equity Transfer Agreement
(English Translation)

Transferor: Qianglong Real Estate Co., Ltd., (hereinafter “Party A”)
Address: 95 Jingxi Road, Ba Da Ling Industrial District, Yanqing County, Beijing
Legal Representative: Changde Li

Transferee: Top Time International Limited (hereinafter “Party B”)
Address: 19th Floor, Lilin Plaza (please check its English name) 73-107 Lockhard Road, Wanchai, Hong Kong

Director: Wei Wang
Nationality: The People’s Republic of China

Background:

1. Party A is a legal entity incorporated in Beijing, China.
2. Party B is a company incorporated in Hong Kong under the laws of Hong Kong.
3. Party B owns 51% of Chongqing LongYi JiuZhou Dismutase Biology Technology Co. Ltd. (“Chongqing Jiuzhou”)
4. Chongqing Jiuzhou is a company incorporated in Chongqing under the laws of China, has registered capital of Renminbi 33.88 million yuan with the registration number 5009012108295 and address at 5-2-2-2 Third Keyuan Road, Xie Tai Zi, Jiu Long Po District. Its legal representative is Tan Guoqing. The principal products are R&D and manufacturing of SOD and SOD related products.
5. Based on friendly consultation, the Parties hereby agree as follows:

Article 1	Share Transfer

Party A’s 51% shares with Chongqing Jiuzhou.

Article 2	Transfer Price

The equity transfer price is $30.96 million.

Article 3	Terms of Agreement

1. Party A shall complete the transfer, i.e., obtain a new business license within 30 days after the execution of this Agreement.
2. Party B shall make the transfer payment to Party A based on the following schedules:

1)	pay 30% within 3 months after Chongqing Jiuzhou changes its business license.
2)	Pay 30% within 6 months after Chongqing Jiuzhou changes its business license.
3)	Pay 40% within 12 months after Chongqing Jiuzhou changes its business license.

3. Methods of payment by Party B are as follows:

1)	Cash;
2)	Upon Party A’s consent, Party B can pay with its controlled capital (not including stocks and equity).

Article 4	Rights and Obligations of the Parties

1. Party A

1)	Party A is entitled to accept the transfer payment pursuant to this Agreement.
2)	Party A shall transfer shares in good faith.

2. Party B

1)	Party B is entitled to accept 51% of the shares transferred by Party A.
2)	Party B shall pay the transfer price pursuant to this Agreement.

Article 5	Warrants and Covenants

Party A

1. Party A covenants that all Chongqing Jiuzhou’s certificates and licenses, including but not limited to business license, articles of association, tax registration, are valid and effective.
2. Party A covenants that all Chongqing Jiuzhou’s financial records documents are true and valid.
3. Party A covenants that all Chongqing Jiuzhou’s legal documents and contracts are valid and effective.
4. Party A covenants that Chongqing Jiuzhou is the legal owner of its capital, including but not limited to factory building and equipment.
5. Party A covenants that Chongqing Jiuzhou is not currently involved in any employment or labor disputes.

Party B

1. covenants it pay the transfer price on schedule.
2. covenants it take over the entity (Chongqing Jiuzhou) on schedule.
3. covenants it operate business under the laws of China.

Article 6	Liabilities for Breach of Contract

1. Party A shall pay a penalty of 10% of the transfer price if it fails to transfer shares on schedule. Party B is entitled to terminate this Agreement and requires a penalty of 10% of the transfer price if Party A fails to transfer shares after an extension of 30 days.

2. Party B shall pay a penalty of 1‰ of the transfer price for everyday it fails to pay the transfer price. Party A is entitled to terminate this Agreement and require a penalty of 20% of the transfer price if Party B delays more than 60 days.

Article 7	Governing Law and Settlement of Disputes

1. This Agreement shall be governed and construed by rules and laws of People’s Republic of China.

2. Any disputes arising out of or relating to this Agreement shall be settled by friendly consultation by the Parties. If no agreement is reached through friendly consultation, each party is entitled to take the unsettled disputes to China International Economic and Trade Arbitration Commission (CIETAC) in accordance with CIETAC Arbitration Rules then in effect. Arbitration award shall be final award binding upon the Parties.

Article 8	Execution and Termination of the Agreement

This Agreement shall be effective upon signatures and shall be terminated upon any breach of contract specified in Article 5.

Article 9	Signature Date and Location

December 22, 2006

Chongqing

Party A: Qianglong Real Estate Co., Ltd.
Party B: Top Time International Limited